UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 10, 2012 (August 10, 2012)

SL Green Realty Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Maryland	1-13199	13-3956775
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

SL Green Operating Partnership, L.P.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	33-167793-02	13-3960398
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue
New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700

(REGISTRANTS’ TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 10, 2012, in connection with the closing of the offering by SL Green Realty Corp. (the “Company”) of  9,200,000 shares (including 1,200,000 shares being issued pursuant to the underwriters’ exercise in full of their option to purchase additional shares to cover over-allotments) of 6.50% Series I Cumulative Redeemable Preferred Stock, liquidation preference $25.00 per share, par value $0.01 per share (the “Series I Preferred Stock”), the Company, as general partner of SL Green Operating Partnership, L.P. (the “Operating Partnership”), amended the Operating Partnership’s First Amendment and Restated Agreement of Limited Partnership (the “Twelfth Amendment”) to designate limited partnership units (the “Series I Preferred Units”) with substantially the same terms as the Series I Preferred Stock to be issued to the Company in exchange for the net proceeds from the Company’s sale of Series I Preferred Stock. The foregoing description of the Twelfth Amendment is qualified in its entirety by reference to the Twelfth Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities.

The information set forth under Item 1.01 above with respect to the Operating Partnership’s designation and issuance of Series I Preferred Units is incorporated by reference herein.  The Series I Preferred Units were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

5.1	Opinion of Ballard Spahr LLP with respect to the validity of the Series I Preferred Stock.

8.1	Opinion of Greenberg Traurig, LLP as to certain tax matters.

10.1	Twelfth Amendment to the First Amendment and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P.

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1).

23.2	Consent of Greenberg Traurig, LLP (included in Exhibit 8.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/s/ James Mead
James Mead
Chief Financial Officer

SL GREEN OPERATING PARTNERSHIP, L.P.
By: SL GREEN REALTY CORP., its general partner

/s/ James Mead
James Mead
Chief Financial Officer

Date: August 10, 2012